EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Executive Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

SECOND QUARTER 2021 FINANCIAL RESULTS

Calabasas, CA, August 17, 2021 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico” or the “Company”), announced today its consolidated financial results for the three and six months ended June 30, 2021. For the three months ended June 30, 2021, net loss was $1,406,811 ($0.27 diluted loss per share) compared to net loss of $434,814 ($0.08 diluted loss per share) for the three months ended June 30, 2020. For the six months ended June 30, 2021, net income was $860,893 ($0.16 diluted income per share) compared to net loss $1,478,640 ($0.28 diluted loss per share) for the six months ended June 30, 2020. Book value per share was $6.59 and $6.60 at June 30, 2021, and December 31, 2020, respectively.

Results of Operations

	Three Months Ended June 30
			Increase (Decrease)
	2021	2020	$	%

Gross written premium	$11,567,118	$8,781,127	$2,785,991	32%
Net investment income	$528,879	$489,498	$39,381	8%
Gross commissions and fees	$415,711	$457,886	$(42,175)	(9)%
Losses and loss adjustment expenses	$6,084,707	$4,888,906	$1,195,801	24%
Policy acquisition costs	$1,105,545	$1,202,026	$(96,481)	(8)%
Salaries and employee benefits	$1,205,631	$1,251,922	$(46,291)	(4)%
Other operating expenses	$1,147,124	$993,935	$153,189	15%
Income tax expense (benefit)	$(24,024)	$50,252	$(74,276)	(148)%

The increase in gross written premium (direct and assumed written premium before cessions to reinsurers under reinsurance treaties) during the three months ended June 30, 2021, was due primarily to growth in the Company’s Transportation vertical. The Transportation vertical transacts insurance primarily for long-haul trucking operations that are domiciled in California. The growth in the Company’s Transportation vertical was partially offset by the decrease in the Buildings vertical.

The increase in net investment income during the three months ended June 30, 2021, was due primarily to an increase in average invested assets.

The decrease in gross commission and fees during the three months ended June 30, 2021, was due primarily to decreases in property and casualty brokerage fee income as a result of a decrease in the number of issued policies, partially offset by an increase in health insurance program commission income due to an increase in overall group size for existing accounts.

The increase in loss and loss adjustment expenses during the three months ended June 30, 2021, was due primarily to higher severity and frequency of liability claims related to the Transportation vertical. The loss and LAE ratio, expressed as a percentage of earned premiums, equaled 87% in the three months ended June 30, 2021, up from 72% during the comparable period in the prior year.

The decrease in policy acquisition costs during the three months ended June 30, 2021, was due primarily to higher ceding commission Crusader received on premium ceded to its reinsurers.

The decrease in salaries and employee benefits during the three months ended June 30, 2021, was due primarily to a reduction in headcount, partially offset by increases in employee benefits costs as a result of higher medical insurance rates.

The increase in other operating expenses during the three months ended June 30, 2021, was due primarily to increases in rent expense for the corporate headquarters office space leased in February 2021, fees paid under reinsurance arrangement with USIC, business insurance costs, and CA DOI financial examination of Crusader expenses, partially offset by elimination of building maintenance costs after the sale of the building owned by Crusader.

Income tax benefit was $24,024 (2% of pre-tax loss) for the three months ended June 30, 2021, and income tax expense was $50,252 (13% of pre-tax loss) for the three months ended June 30, 2020.

	Six Months Ended June 30
			Increase (Decrease)
	2021	2020	$	%

Gross written premium	$22,049,663	$17,988,013	$4,061,650	23%
Net realized gains on real estate sale	$3,693,858	-	$3,693,858	100%
Net investment income	$1,043,602	$1,010,190	$33,412	3%
Gross commissions and fees	$849,172	$926,955	$(77,783)	(8)%
Losses and loss adjustment expenses	$11,669,920	$10,766,291	$903,629	8%
Policy acquisition costs	$2,127,510	$2,346,451	$(218,941)	(9)%
Salaries and employee benefits	$2,333,721	$2,374,421	$(40,700)	(2)%
Other operating expenses	$2,320,602	$1,974,351	$346,251	18%
Income tax expense (benefit)	$250,612	$(51,420)	$302,032	587%

The increase in gross written premium during the six months ended June 30, 2021, was due primarily to growth in the Company’s Transportation vertical. The Transportation vertical transacts insurance primarily for long-haul trucking operations that are domiciled in California. The growth in the Company’s Transportation vertical was partially offset by the decrease in the Buildings vertical.

The increase in net realized gains on real estate sale during the six months ended June 30, 2021, was due to the sale of the building in which the Company’s corporate headquarters are located (the “Calabasas Building”) on February 12, 2021. The Company recognized a gain of $3,693,858 on the sale of the Calabasas Building.

The increase in net investment income during the six months ended June 30, 2021, was due primarily to an increase in average invested assets.

The decrease in gross commission and fees during the six months ended June 30, 2021, was due primarily to decreases in property and casualty brokerage fee income as a result of a decrease in the number of issued policies, partially offset by an increase in health insurance program commission income due to an increase in overall group size for existing accounts.

The increase in loss and loss adjustment expenses during the six months ended June 30, 2021, was due primarily to increase in the incurred by not reported reserves associated with the Transportation vertical and higher frequency and severity of liability claims related to the Transportation vertical. The loss and LAE ratio, expressed as a percentage of earned premiums, equaled 86% in the six months ended June 30, 2021, up from 79% during the comparable period in the prior year.

The decrease in policy acquisition costs during the six months ended June 30, 2021, was due primarily to higher ceding commission Crusader received on premium ceded to its reinsurers.

The decrease in salaries and employee benefits during the three months ended June 30, 2021, was due primarily to a reduction in headcount, partially offset by increases in employee benefits costs as a result of higher medical insurance rates.

The increase in other operating expenses during the six months ended June 30, 2021, was due primarily to increases in rent expense for the corporate headquarters office space leased in February 2021, fees paid under reinsurance arrangement with USIC, business insurance costs, and CA DOI financial examination of Crusader expenses, partially offset by elimination of building maintenance costs after the sale of the building owned by Crusader.

Income tax expense was $250,612 (23% of pre-tax income) for the six months ended June 30, 2021, and income tax benefit was $51,420 (3% of pre-tax loss) for the six months ended June 30, 2020.

Liquidity and Going Concern Considerations

Unico has a history of recurring losses from operations, negative cash flows from its operating activities which may continue in the future, and, as a holding company, is dependent on dividends from Crusader and its other subsidiaries to fund its operations and expenses. Unico does not expect to receive dividends from Crusader to fund its operations and expenses for the foreseeable future due to Crusader's decreased policyholder surplus caused by additional underwriting losses during 2021, and the need to preserve policyholder surplus at Crusader. These circumstances raise substantial doubt about Unico's ability to continue as a going concern.

Based on Unico's current cash and short‑term investments at June 30, 2021, and in light of its expectation that it will not receive dividends from Crusader for the foreseeable future, there is substantial doubt that Unico will have sufficient cash to meet its operating and other liquidity requirements when they become due during the next 12 months from the date of issuance of the accompanying condensed consolidated financial statements.

Crusader, Unico's principal operating subsidiary, is not itself in a position where there is substantial doubt about its ability to continue as a going concern for the next 12 months and intends to continue to operate in the ordinary course, but any negative consequences that Unico experiences may disrupt or otherwise adversely affect Crusader.

Unico needs to improve its operating results and/or raise substantial additional capital to continue to fund its operations, and to successfully execute its current operating plan. To meet its capital obligations, Unico is considering multiple alternatives, including, but not limited to, strategic financing, reevaluation of its planned operations, delaying, scaling back, or eliminating some or all of its business operations, expense reduction, reorganization, merger with another entity, or cessation of operations. There can be no assurances that capital will be available when needed or that, if available, it will be obtained on terms favorable to the Company and its stockholders, particularly in light of the effects that the COVID-19 pandemic has recently had on the capital markets and investor sentiment. In addition, equity or debt financings may have a dilutive effect on the holdings of Unico's existing stockholders, and debt financings may subject Unico to restrictive covenants, operational restrictions and security interests in Unico’s assets. If Unico becomes unable to continue as a going concern, Unico may have to dispose of or liquidate its assets, or put its operating units into runoff, and might realize significantly less than the values at which they are carried on its condensed consolidated financial statements. Additionally, Unico may have to write down some or all of its capitalized assets or liquidate some or all of its investments in gross unrealized loss position. These actions may cause Unico’s stockholders to lose all or part of their investment in Unico's common stock.

Management Commentary

“Our team remains focused on improving underwriting performance and managing expenses, and will continue to execute on our turnaround plan. Unfortunately, as a small insurance company, we are also faced with constraints on liquidity, and are actively considering multiple operational and strategic options to address these constraints,” said Michael Budnitsky, Unico's Interim President and Chief Executive Officer.

Definitions and Non-GAAP Financial Measures

Written premium is a non-GAAP financial measure that is defined, under the statutory accounting practices prescribed or permitted by the California Department of Insurance, as the contractually determined amount charged by the insurance company to the policyholder for the effective period of the contract based on the expectation of risk, policy benefits, and expenses associated with the coverage provided by the terms of the policies. Written premium is a required statutory measure. Written premium is defined under U.S. generally accepted accounting principles (“GAAP”) in Accounting Standards Codification Topic 405, “Liabilities,” as “premiums on all policies an entity has issued in a period.” Earned premium, the most directly comparable GAAP measure to written premium, represents the portion of written premium that is recognized as income in the financial statements for the period presented and earned on a pro-rata basis over the terms of the policies. Written premium is intended to reflect production levels and is meant as supplemental information and not intended to replace earned premium. Such information should be read in conjunction with the GAAP financial results.

The following is a reconciliation of gross written premium (direct and assumed written premium ceded to reinsurers) to net earned premium (after premium ceded to reinsurers):

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020

Direct written premium	$10,781,536	$8,596,429	$20,958,399	$17,803,315
Assumed written premium	785,582	184,698	1,091,264	184,698
Less: written premium ceded to reinsurers	(2,857,064)	(2,003,311)	(5,637,056)	(3,982,438)
Net written premium	8,710,054	6,777,816	16,412,607	14,005,575
Change in direct unearned premium	(1,109,381)	147,389	(1,993,075)	(149,672)
Change in assumed unearned premium	(583,254)	(167,652)	(794,470)	(167,652)
Change in ceded unearned premium	(49,671)	12,558	(53,554)	(7,006)
Net earned premium	$6,967,748	$6,770,111	$13,571,508	$13,681,245

About Unico

Headquartered in Calabasas, California, Unico is an insurance holding company whose subsidiaries underwrite and market property and casualty insurance, and transact health insurance, insurance premium financing and membership association services. Since 1985, the majority of Unico’s financial activity has been related to the operations of its subsidiary, Crusader. For more information concerning Crusader, please visit Crusader’s website at www.crusaderinsurance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (or “the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (or “the Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company’s plans, objectives, beliefs and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Such factors include, but are not limited to, Unico’s ability to continue to operate as a "going concern;" substantial historical net losses of Crusader, the principal subsidiary of the Company, which may continue in the future; failure to meet minimum capital and surplus requirements of property and casualty insurance companies; Crusader will be limited in the amount of dividends that it can declare and pay to Unico because of decreases in its policyholder surplus; possible restrictions on new business that may be written by Crusader by its principal insurance regulator because of its reduced policyholder surplus; vulnerability to climate change and significant catastrophic property loss; the impact of the recent coronavirus pandemic; a change in accounting standards, including those issued by the Financial Accounting Standards Board; ability to adjust claims accurately; insufficiency of loss and loss adjustment expense reserves to cover future losses; changes in federal or state tax laws; ability to realize deferred tax assets; ability to accurately underwrite risks and charge adequate premium; ability to obtain reinsurance or collect from reinsurers and or losses in excess of reinsurance limits; extensive regulation and legislative changes; reliance on subsidiaries to satisfy obligations, including privacy and data protection laws; downgrade in financial strength rating or long-term credit rating by A.M. Best; changes in interest rates; investments subject to credit, prepayment and other risks; geographic concentration; reliance on independent insurance agents and brokers; insufficient reserve for doubtful accounts; litigation; enforceability of exclusions and limitations in policies; reliance on information technology systems; ability to prevent or detect acts of fraud with disclosure controls and procedures; change in general economic conditions; dependence on key personnel; ability to attract, develop and retain employees and maintain appropriate staffing levels; insolvency, financial difficulties, or default in performance of obligations by parties with significant contracts or relationships; ability to effectively compete; maximization of long-term value which may sometimes conflict with short-term earnings expectations; control by a small number of shareholders; failure to maintain effective system of internal controls; difficulty in effecting a change of control or sale of any subsidiaries; the negative impact of emerging claim and coverage issues; risk management framework could prove inadequate; single operating location; systems damage, failures, interruptions, cyber-attacks and intrusions, or unauthorized data disclosures; delays and cost overruns in connection with the upgrade of its legacy information technology system; levy assessments by various underwriting pools and programs; limited trading of stock; no assurance of dividend declaration in the future so returns may be limited to stock value; and significant costs and substantial management time devoted to operating as a public company.

Please see Part I - Item 1A – “Risk Factors” in the Company’s 2020 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as other documents the Company files or furnishes with the SEC from time-to-time, for other important risks and uncertainties that could cause the Company’s actual results to differ materially from its current expectations and from the forward-looking statements discussed herein. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, for any reason.

Financial Tables Follow –

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	June 30	December 31
	2021	2020
	(Unaudited)
ASSETS
Investments
Available-for-sale:
Fixed maturities, at fair value (amortized cost: $84,602 at
June 30, 2021, and $80,071 at December 31, 2020)	$86,747	$83,409
Held-to-maturity:
Fixed maturities, at amortized cost (fair value: $548 at
June 30, 2021, and $798 at December 31, 2020)	548	798
Equity securities, at fair value (cost: $3,206 at June 30, 2021,
and $2,548 at December 31, 2020)	3,570	2,747
Short‑term investments, at fair value	6,468	200
Total Investments	97,333	87,154
Cash and cash equivalents	1,879	3,958
Accrued investment income	462	402
Receivables, net	4,029	3,321
Reinsurance recoverable:
Paid losses and loss adjustment expenses	463	621
Unpaid losses and loss adjustment expenses	22,082	22,254
Deferred policy acquisition costs	3,827	3,503
Real estate held for sale, net	-	8,335
Property and equipment, net	2,226	2,038
Other assets	216	315
Total Assets	$132,517	$131,901

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$74,197	$74,894
Unearned premium	20,976	18,188
Advance premium and premium deposits	127	209
Accrued expenses and other liabilities	2,266	3,577
Total Liabilities	97,566	96,868

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, no par value – authorized 10,000,000 shares;
5,304,863 and 5,304,885 shares issued and outstanding at
June 30, 2021, and December 31, 2020, respectively	3,772	3,772
Accumulated other comprehensive income	1,694	2,637
Retained earnings	29,485	28,624
Total Stockholders’ Equity	34,951	35,033

Total Liabilities and Stockholders' Equity	$132,517	$131,901

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
REVENUES
Insurance company operation:
Net earned premium	$6,968	$6,770	$13,572	$13,681
Net investment income	529	489	1,044	1,010
Net realized investments gains	106	-	162	2
Net realized gains on real estate sale	-	-	3,694	-
Net unrealized investments gains on equity securities	15	68	166	23
Other income	54	124	27	204
Total Insurance Company Operation	7,672	7,451	18,665	14,920

Other insurance operations:
Gross commissions and fees	416	458	849	927
Finance charges and fees earned	45	67	90	134
Other income	-	-	1	-
Total Revenues	8,133	7,976	19,605	15,981

EXPENSES
Losses and loss adjustment expenses	6,085	4,889	11,670	10,766
Policy acquisition costs	1,106	1,202	2,128	2,346
Salaries and employee benefits	1,206	1,252	2,334	2,374
Commissions to agents/brokers	20	24	41	50
Other operating expenses	1,147	994	2,320	1,975
Total Expenses	9,564	8,361	18,493	17,511

Income (Loss) before taxes	(1,431)	(385)	1,112	(1,530)
Income tax expense (benefit)	(24)	50	251	(51)
Net Income (Loss)	$(1,407)	$(435)	$861	$(1,479)

PER SHARE DATA:
Basic
Income (Loss) per share	$(0.27)	$(0.08)	$0.16	$(0.28)
Weighted average shares	5,304,885	5,305,742	5,304,885	5,306,231
Diluted
Income (Loss) per share	$(0.27)	$(0.08)	$0.16	$(0.28)
Weighted average shares	5,304,885	5,305,742	5,304,885	5,306,231

UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Six Months Ended
	June 30
	2021	2020
Cash flows from operating activities:
Net income (loss)	$861	$(1,479)
Adjustments to reconcile net income (loss) to net cash from operations:
Depreciation and amortization	268	378
Bond amortization, net	(355)	(236)
Bad debt expense	5	1
Net realized investment gains	(125)	(2)
Net realized gains on real estate sale	(3,694)	-
Net unrealized investment gains on equity securities	(166)	(23)
Changes in assets and liabilities:
Net receivables and accrued investment income	(774)	(139)
Reinsurance recoverable	331	(756)
Deferred policy acquisition costs	(324)	(48)
Other assets	98	61
Unpaid losses and loss adjustment expenses	(696)	(190)
Unearned premiums	2,788	318
Advance premium and premium deposits	(81)	70
Accrued expenses and other liabilities	(1,313)	590
Income taxes current/deferred	251	(53)
Net Cash Used by Operating Activities	(2,926)	(1,508)

Cash flows from investing activities:
Purchase of fixed maturity investments	(23,149)	(11,764)
Purchase of equity securities	(1,410)	(503)
Proceeds from maturity of fixed maturity investments	15,744	9,370
Proceeds from sale or call of fixed maturity investments	3,425	3,694
Proceeds from sale of equity securities	933	-
Purchase of short-term investments	(6,268)	(2)
Proceeds from sale of real estate held for sale	12,029	-
Purchase of property and equipment	(457)	(388)
Net Cash Provided by Investing Activities	847	407

Cash flows from financing activities:
Repurchase of common stock	-	(6)
Net Cash Used by Financing Activities	-	(6)

Net decrease in cash and cash equivalents	(2,079)	(1,107)
Cash and cash equivalents at beginning of period	3,958	5,782
Cash and Cash Equivalents at End of Period	$1,879	$4,675

Supplemental cash flow information
Cash paid during the period for:
Interest	-	-
Income taxes	$9	$9